                                                                   Exhibit 10.2

            This Document is subject to the terms of a Subordination Agreement in favor of PNC Bank, National Association, as agent for certain banks. Notwithstanding any contrary statement contained in the within instrument, no payment on account of any obligation arising from or in connection with the within instrument or any related agreement (whether of principal, interest or otherwise) shall be made, paid, received or accepted except in accordance with the terms of said Subordination Agreement.


                              EMPLOYMENT AGREEMENT

         This agreement ("Agreement") is made as of December 7, 1999 by and among CECO Group, Inc., a Delaware corporation ("CECO"), and RICHARD J. BLUM (the "Employee").

                                    RECITALS

         CECO is a wholly-owned subsidiary of CECO Environmental Corp., a New York corporation ("CEC");

         CEC, CECO and the other direct and indirect subsidiaries of CEC, including without limitation of the foregoing The Kirk and Blum Manufacturing Company ("K&B") and kbd/Technic, Inc. ("KTI" and collectively with all of the foregoing, the "Companies") are engaged in the business of acquiring and operating businesses that engage in engineering, designing, manufacturing or installation services in the air pollution control industry including without limitation of the foregoing, (a) fabrication and installation of industrial ventilation, dust, fume and mist control systems, as well as automotive spray booth systems, industrial and process piping and other industrial sheet metal work, (b) fabrication of parts, subassemblies or customized products for air pollution and non-air pollution applications from sheet, plate and structural steel, (c) the provision of standard and non-standard components for contractors and companies that design and/or install their own air pollution control equipment, or (d) engineering services concentrated in the industrial ventilation area (the "Business");

         Employee was employed by K&B and KTI, two of the Companies and wholly-owned subsidiaries of CECO, and will be employed by CECO to assist in the Business;

         Such employment constitutes a confidential relationship wherein Employee will become familiar with and aware of information as to the specific manner of doing business and the potential acquisition candidates of the Companies and their affiliates and future plans with respect thereto, all of which information is secret and proprietary and constitutes valuable goodwill of the Companies and their affiliates;

         Employee recognizes that the success of Companies' Business is dependent upon the maintenance of a number of proprietary trade secrets, including the identity of customers and potential acquisition candidates, the confidential information regarding and analysis of such candidates and the financial data of the Companies or either of them or their affiliates, and that the protection of these proprietary trade secrets is of critical importance to the Companies; and

         Employee recognizes that the Companies will sustain great loss and damage if he should violate the provisions of this Agreement. Further, monetary damages for such losses would be extremely difficult to measure and would therefore be likely to be inadequate for any violation of this Agreement by Employee;

                                      TERMS

         For good and valuable consideration the parties hereby agree as follows:

         1. Employment: CECO hereby employs Employee, and Employee hereby accepts employment with CECO. Employee shall be appointed the President and Chief Executive Officer of CECO. Employee will perform the duties associated with the offices of President and Chief Executive Officer and will perform such others duties as may be assigned to him from time to time by the board of directors of CECO. During his employment, Employee shall devote his full time and best efforts to promote and further the business and services of CECO and the other Companies. Employee shall faithfully adhere to, execute and fulfill all policies established by CECO's board of directors. Employee shall not, during his employment hereunder, be engaged in any business or perform any services in any capacity other than for CECO or the other Companies, whether or not they interfere with his duties to CECO, without the prior approval of the Board of Directors of CECO, expect that no such approval shall be required with respect to volunteer activities for organizations with charitable purposes; provided that such activities do not interfere with his duties for CECO and are only occasionally during business hours. Without limiting the generality of any other provisions hereunder, under no circumstances shall Employee accept any form of remuneration from any business owner or broker with respect to any matter related to the Business of the Companies.

         2. Term. This Agreement shall expire five years from the date hereof, unless terminated as herein provided (the "Term").

         3. Compensation. During the Term, CECO shall compensate Employee as follows:

            a. Salary. For his services during the Term, CECO shall pay to Employee a base salary of $206,000 per year, payable in accordance with CECO's standard payroll practices, but no less frequently than in monthly installments, and which may be increased from time to time in the discretion of the board of directors of CECO. The payment of salary and any bonuses paid hereunder shall be subject to all federal, state and local withholding taxes, social security tax deductions and other general obligations. Employee may be entitled to receive additional compensation from CECO in such form and only to the extent explicitly set forth below.

            b. Other Compensation. Employee shall be entitled to participate, on the same terms as other non-union, executive employees of CECO or K&B, in any medical, dental or other health plan, 401(k) plan, stock option plan, profit-sharing plan and life insurance plan that CECO or K&B may adopt or maintain for such employees, any of which plans may be changed, terminated or eliminated by CECO or K&B at any time in their sole discretion.

            c. Reimbursement of Expenses. CECO shall reimburse Employee for properly documented expenses that are incurred by Employee on behalf of CECO in accordance with corporate policies in effect from time to time.

            d. Stock Purchase Warrants. Employee shall be granted on the date hereof a stock purchase warrant (the "Stock Purchase Warrant") in the form of Exhibit A hereto exercisable for 448,000 shares of CEC's common stock. The such stock purchase warrant shall become exercisable over a period of four (4) years at the rate of one-quarter of the stock that can be purchased under such stock purchase warrant on each of the first four (4) anniversaries of the date immediately prior to the date of this Agreement. Such Stock Purchase Warrant shall have a term of ten (10) years.

            e. Bonus. In addition to the foregoing, CECO shall pay a bonus
(the "Bonus") to Employee with respect to each the fiscal years ended as of December 31, 2000, 2001, 2002, 2003 and 2004 equal to (i) 44.8% of 25% of the net income before interest and taxes in excess of $4,000,000 of CEC as reported on its audited financial statements filed with the Securities and Exchange Commission ("SEC") with respect to such year, less (ii) the contribution made on behalf of Employee to any profit sharing or 401(k) plan by CEC, CECO, K&B or any affiliate (other than Employee) with respect to such fiscal year. Net income shall be calculated in accordance with generally accepted accounting principles, consistently applied, as such may be modified or mandated by rules and regulations promulgated by the SEC or any other body that may have been delegated such responsibility.

         If this Agreement shall be terminated prior to the expiration of its term for any reason (other than a termination of this Agreement by CECO without Cause, as defined below, or Breach by CECO, as defined below), Employee shall only be paid Bonuses for the period through the date of termination. If Employee is terminated without Cause and not as a result of disability, as defined below, or terminates this Agreement as a result of a Breach by CECO, Employee shall continue to receive Bonuses as if he had been employed for the entire term of this Agreement. The Bonus with respect to the year of termination (other than termination without Cause and not as a result of a disability) shall be equal to a fraction of the amount of the Bonus otherwise payable with respect to such year as a whole, where the numerator of such fraction shall be the number of days in the year of termination between January 1 and the date of termination, inclusive, and the denominator shall be 365 or 366 (the number of days in such year) as applicable. The Bonus with respect to each year shall be paid on or prior to May 15, of the year following the year with respect to which such Bonus relates.

            Notwithstanding the foregoing, no Bonus shall be paid if CECO or CEC is in default under any financing agreement with any bank or other financial institution or any other material agreement to which CECO or CEC is a party, or the payment of such Bonus would cause CEC or CECO to be in default under any such agreement. If no Bonus is paid as a result of the operation of the foregoing sentence, such Bonus shall accrue interest at the rate of 8% per annum, calculated on the basis of a 365/366 day year from June 30 of the year such Bonus was payable. Any such interest and accrued and unpaid Bonus shall be paid as soon as CEC or CECO ceases to be in default under such agreements and such payment would not cause a default under any such agreement.

         4. Vacation. Employee shall be entitled to four (4) weeks of paid vacation in each full calendar year of employment at times mutually acceptable to Employee and CECO. Vacation shall be earned ratably over the course of a calendar year, and unused vacation time cannot be carried forward past December 31 of any year without the prior written consent of CECO.

         5. Termination by CECO.

            a. Termination for Cause. CECO may terminate this Agreement at any time for Cause, in which case Employee shall be entitled to receive base salary and Bonus accrued through the date of such termination. Any of the following shall constitute "Cause":

                           (i) any material breach by Employee of any of the
                  terms of this Agreement or his non-competition agreement with CECO or the Employee Innovations and Proprietary Rights Assignment Agreement between Employee and CECO where such breach is not cured within thirty (30) days after written notice of such breach is delivered to Employee;

                           (ii) intoxication with alcohol or drugs while on the
                  premises of CECO or any of the Companies or any customer or potential customer to the extent that in the reasonable judgment of management, Employee is abusive or his ability to perform his duties and responsibilities under this Agreement is impaired;

                           (iii) conviction of a felony or any misdemeanor
                  involving dishonesty, theft, the failure to tell the truth, other unethical behavior, racial prejudice, drugs, alcohol, sexual misconduct or any other crime likely to result in public disparagement with respect to any of the Companies;

                            (iv) intentional misappropriation of property
                  belonging to CECO or any of the Companies;


                           (v) illegal business practices in connection with any
                  of CECO or the Companies' businesses which could have a material adverse effect on CEC's, CECO's or any of the Companies' or their business or financial position or reputation;

                           (vi) excessive absence of Employee from his
                  employment during usual business hours for reasons other than vacation, disability or sickness after written notice thereof is delivered to Employee describing the nature of such excess absences and affording Employee one more opportunity to avoid excess absences; or

                           (vii) failure of Employee to obey directions of the
                  Board of Directors of CECO.

                  (b) Termination Without Cause. CECO may terminate the employment of Employee, and this Agreement, without Cause at any time, in which event CECO shall pay to Employee, in full satisfaction of CECO's obligations to Employee under this Agreement, the compensation accrued but unpaid through the date of the termination of his employment, and shall continue to pay base salary and Bonuses for the balance of the Term of this Agreement as if he had remained employed by CECO for such term. Such amounts shall be earned and paid rateably over the applicable period in accordance with CECO's regular payroll practices.

                  (c) Breach by CECO. Employee may terminate his employment with CECO if CECO shall (i) materially breach any of its obligations and responsibilities under this Agreement and such breach shall be continuing, (ii) relocate the location of Employee's regular work place to a location more than 35 miles from its current location in Cincinnati, Ohio (excluding travel in the course of performing Employee's duties), and (iii) demote the Employee to a less prestigious position without the mutual agreement of CECO and the Employee (collectively, "Breach by CECO"); provided, that, Employee shall not terminate his employment under this paragraph (c) unless he shall first have delivered to CEC a written notice setting forth with particularity the basis for such termination and shall have given the Board of Directors of CEC an opportunity to meet with Employee and, if curable, to cure such breach within thirty (30) days following delivery of such written notice. If Employee's employment is terminated by reason of Breach by CECO, CECO shall pay the Employee his full accrued and unpaid compensation through the date of such termination, and shall continue to pay base salary and Bonuses for the balance of the term of this Agreement as if he had remained employed by CECO for such term. Such amounts shall be earned and paid rateably over the applicable period in accordance with CECO's regular payroll practices.

         6. Termination on Account of Death or Disability. If Employee dies during the Term, this Agreement shall terminate, and CECO shall pay to the estate of Employee the base salary accrued but unpaid through the date of his death plus any Bonus accrued through the date of death (which shall be payable as provided above). The Board of Directors of CECO may elect to terminate the engagement of Employee for "disability," if Employee is no longer able to perform the duties of his position due to illness, accident or other physical or mental condition and such disability is expected to continue, with or without interruption, for a period of six months, or such greater period as may be required by any applicable law. If the Board of Directors of CECO determines that Employee is so disabled, it shall deliver notice to Employee and CECO shall pay to Employee the base salary accrued but unpaid through the date of the termination of his employment hereunder plus any Bonuses accrued to the date of such termination (which shall be payable as provided above) in full satisfaction of CECO's obligations to Employee under this Agreement.

         7. Termination by Employee. Employee may terminate his employment at any time. If he does so other than as a result of a Breach by CECO, CECO shall pay to him the base salary accrued but unpaid through the date of such termination of his employment in full satisfaction of CECO's obligations to Employee under this Agreement and CECO shall only be obligated to pay Employee his Bonus for the period through and ending on the date of termination.

         8. a. Confidentiality. Except in the furtherance of the business of the Companies, during and at all times after Employee's employment:

                  (i) Employee shall not disclose to any person or entity, without CECO's prior written consent, any confidential or secret proprietary information, whether prepared by him or others.

                  (ii) Employee shall not directly or indirectly use any such proprietary information other than as directed by CECO in writing.

                  (iii) Employee shall not remove confidential or secret proprietary information from the premises of CECO without the prior written consent of CECO.

Upon termination of his employment for whatever reason, with or without Cause, Employee will promptly deliver to CECO all originals and copies (whether in note, memo or other document form or on video, audio or computer tapes or discs or otherwise) of confidential or secret proprietary information in his possession, custody or control, whether prepared by him or others.

Confidential or secret proprietary information includes, but is not limited to:

                  (i) the name of any company or business, all or any substantial part of which is or at any time was a candidate for potential acquisition by any of the Companies, together with all analyses and other information which any of the Companies has generated, compiled or otherwise obtained with respect to such candidate, business or potential acquisition, or with respect to the potential effect of such acquisition on the business, assets, financial results or prospects of any of the Companies;

                  (ii) business, pricing and management methods;

                  (iii) finances, strategies, systems, research, surveys, plans, reports, recommendations and conclusions;

                  (iv) names of, arrangements with, or other information relating to, the Companies' customers, equipment suppliers, manufacturers, financiers, owners or operators, representatives and other persons who have business relationships with the Companies or who are prospects for business relationships with any of the Companies;

                  (v) technical information, work products and know-how; and

                  (vi) cost, operating, and other management information systems, and other software and programming.

         b. Employee Inventions. Employee shall enter into an Employee Innovations and Proprietary Rights Assignment Agreement in the form of Exhibit B attached hereto.

         9. Damages, etc. The parties acknowledge that monetary damages will be inadequate and the Companies will be irreparably damaged if the provisions of this Agreement are not specifically enforced. CECO shall be entitled, among other remedies, (a) without any bond or other security being required, to an injunction restraining any violation of this Agreement by Employee and by any person or entity to whom Employee provides or proposes to provide any services in violation of this Agreement, and (b) to require Employee to hold in a constructive trust, account for and pay over to CECO all compensation and other benefits which Employee shall derive as a result of any action or omission which is a violation of any provision of this Agreement.

         10. Enforceability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein. The courts or other parties enforcing this Agreement shall be entitled to modify the duration and scope of any restriction contained herein to the extent necessary to render such restriction enforceable, and such restriction as so modified shall be enforced.

         11. Return of Property. All products, records, designs, plans, manuals, "field guides", memoranda, lists and other property delivered to Employee by or on behalf of any of the Companies or by their customers, including, but not limited to, customers obtained for any of them by Employee, and all records compiled by Employee which pertain to the business of any of the Companies, or any of their customers, whether or not confidential, shall be and remain the property of the Companies, and be subject at all times to the discretion and control of the Companies. Likewise, all correspondence with customers or representatives, reports, records, charts, advertising materials, and any data collected by Employee, or by or on behalf of any of the Companies or their representatives, whether or not confidential, shall be delivered promptly to CECO without request by it upon termination of Employee's employment.

         12. Suits Against the Companies. Both during and after the term of his employment hereunder, Employee covenants that he will not bring suit or file counterclaims against the Companies or any of them for corporate misconduct, unless both of the following shall have occurred: (a) Employee shall have first made written demand to the Board of Director of CEC to investigate and deal with such misconduct, and (b) such Board of Directors shall have failed within 45 days after the date of receipt of such demand to establish a Special Litigation Committee, consisting exclusively of outside directors, to investigate and deal with such misconduct. Without limiting the generality of and to further implement the foregoing, Employee irrevocably and unconditionally consents at the option of either of the Companies to the entry of temporary restraining orders and temporary and permanent injunctions, without posting bond or other security, against the filing of any action or counterclaim which is prohibited hereunder. The opinion of such Board of Directors shall be binding and conclusive on the determination of which directors constitute "outside directors", and the determination of the Special Litigation Committee shall be binding and conclusive on all matters relating to the actual or alleged misconduct which is referred to it as aforesaid.

         13. Cooperation in Proceedings. During and after the termination of Employee's employment, Employee shall for reasonable compensation consistent with his compensation from CECO cooperate fully and at reasonable times with any of the Companies in all litigation and regulatory proceedings with respect to which any of the Companies seeks Employee's assistance and as to which Employee has any knowledge or involvement. Without limiting the generality of the foregoing, Employee shall be available to testify at such litigations and other proceedings, and will cooperate with counsel to the Companies in preparing materials and offering advice in such litigation and other proceedings. Except as required by law, and then only upon reasonable prior written notice to CECO, Employee shall not in any way cooperate or assist any person or entity in any matter which is adverse to any of the Companies or to any person who was at any time an officer or director of any of the Companies.

         14. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and will be deemed duly given when personally delivered, the next business day when deposited with Federal Express or other nationally recognized overnight courier service delivery prepaid or five (5) business days after being sent by registered mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Employee:                             Copy to:

                                            ------------------------
------------------------                    ------------------------
------------------------                    ------------------------
                                            ------------------------

If to CECO:                         Copy to:

c/o CECO Environmental Corp.        Leslie J.  Weiss, Esq.
505 University Avenue               Sugar, Friedberg & Felsenthal
Suite 1400                          30 North LaSalle Street
Toronto, Ontario  M5G 1X3           Suite 2600
Canada                              Chicago, Illinois 60602-2506


Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         15. Survival. The provisions of Sections 8 through 18 and 21 shall survive the termination of this Agreement.

         16. Other Agreements. Employee represents that he has furnished to CECO copies of all agreements which restrict or limit or could restrict or limit his services for CECO at any time during the term. However, nothing in this Agreement shall be construed to render an opinion as to the interpretation or validity of any agreements with prior employers purporting to restrict or limit Employee's services for CECO.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule, whether of the State of Ohio or any other jurisdiction, that would cause the application of the laws of any jurisdiction other than the State of Ohio. In the event of any dispute or claim relating to arising out of Employee's employment relationship with CECO, Employee's stock options, the Stock Purchase Warrant or the termination of Employee's employment relationship with CECO (including, without limitation of the foregoing, any claim of wrongful termination or age, sex disability, race or other discrimination), Employee and CECO agree that (i) all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Cook County, Illinois, and (ii) each waives his or its rights to have such dispute tried by a court or a jury. RIGHT TO TRIAL BY JURY IS WAIVED. However, Employee and CECO agree that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of CECO's or any Companies' trade secrets, proprietary information, other proprietary rights or property. With respect to each such dispute, each of the parties submits to the jurisdiction of any state court sitting in Cincinnati, Ohio or the United States District Court for the Southern District of Ohio.

         18. Advice of Counsel. Employee has been advised by his own counsel concerning this Agreement prior to executing this Agreement.

         19. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective heirs, legal representatives, successors and permitted assigns. Employee may not assign either this Agreement or any of Employee's rights, interests or obligations hereunder. CECO may assign any or all of its rights and interests hereunder to any person or entity that acquires the business of CECO or any Company, or to any entity with which such company merges or consolidates.

         20 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same agreement.

         21 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         22 Waiver. The waiver of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other provision or of a subsequent or prior breach of this Agreement.

         23 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, correspondence, understandings and agreements between the parties regarding the subject matter of this Agreement. This Agreement may not be amended or modified or any provision waived except in a writing signed by both parties and supported by new consideration.


Executed as of the date first above set forth.


CECO GROUP, INC.

By: /s/  Phillip DeZwirek
    ------------------------
    Its:  President


/s/     Richard J. Blum
----------------------------
Richard J. Blum, Employee

                                    GUARANTY

         The undersigned corporations hereby guaranty the foregoing obligations of CECO Group, Inc.

                                              CECO ENVIRONMENTAL CORP.

                                              By:/s/      Phillip DeZwirek
                                                 ---------------------------
                                                 Its:     President


                                              THE KIRK & BLUM MANUFACTURING
                                              COMPANY

                                              By:/s/      Richard J. Blum
                                                 ---------------------------
                                                 Its:     President